Exhibit 99.1

                             PHARMACITY CORPORATION
                             SUBSCRIPTION AGREEMENT

Name of Purchaser                                              (the "Purchaser")

Address

City

State / Province / Region

ZIP / Postal Code

Country

Telephone

Email

Date

Number of Shares Purchased           x US$0.05 =                       *
                                                              Subscription Price

Signature of Purchaser
                                 *Please make check payable to:
                                     Pharmacity Corporation

THE FOREGOING SUBSCRIPTION IS ACCEPTED FOR AND ON BEHALF OF PHARMACITY
CORPORATION:

By:                                                           Date:
    Iryna Kravchuk, President

1.0 PURCHASE AND SALE OF SHARES

The Purchaser subscribes for and agrees to purchase common shares (the "Shares") of Pharmacity Corporation, a Nevada corporation (the "Company") at a price of US$0.05 per share to be recorded in the name of the Purchaser at the address set out above. Payment for the Shares is attached in the form of a check payable to Pharmacity Corporation.

2.0 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE PURCHASER

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1 No person has made to the Purchaser any written or oral representations:

     (a)  that any person will resell or repurchase the Shares;
     (b)  that any person will refund the purchase price of the Shares; or
     (c)  as to the future price or value of the Shares.

2.2 The Company has made available to the Purchaser the Company's Form S-1. The Purchaser acknowledges that no information furnished by the Company constitutes investment, accounting, legal or tax advice. The Purchaser is relying solely upon itself and its professional advisors, if any, for such advice.


                                                          Pharmacity Corporation
                                                          Subscription Agreement
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2.3 The Purchaser has the legal capacity and competence to enter into and execute this agreement and to take all actions required hereunder.

2.4 The representations, warranties and acknowledgements of the Purchaser contained in this Section will survive the closing of this Agreement.

3.0 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE COMPANY

The Company acknowledges, represents and warrants as of the date of this Agreement that:

3.1 It is a valid and subsisting corporation duly incorporated and is in good standing under the laws of the jurisdictions in which it is incorporated.

3.2 The Shares, when issued, will be fully paid and non-assessable shares of the Company and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 CLOSING

The Company will confirm whether or not the Agreement is acceptable, whereupon the Company will deliver to the Purchaser a signed copy of this Agreement, and within one month shall deliver a certificate representing the Shares, registered in the name of the Purchaser.

5.0 WITHDRAWAL OF SUBSCRIPTION

The Purchaser has a Two Day Cancellation Right and can cancel this agreement by sending notice to the Company by midnight on the 2nd business day after you sign this agreement.

6.0 MISCELLANEOUS

6.1 Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Company, by the Purchaser or by anyone else.

6.2 The parties to this Agreement may amend this Agreement only in writing and with the consent of each of the parties hereto.

6.3 This Agreement shall enure to the benefit of and shall be binding upon the parties to this Agreement and their respective successors and permitted assigns.



                         [END OF SUBSCRIPTION AGREEMENT]


                                                          Pharmacity Corporation
                                                          Subscription Agreement
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